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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of OvaScience, Inc. for the registration of 1,886,574 shares of its common stock and to the incorporation by reference therein of our reports dated March 15, 2018, with respect to the consolidated financial statements of OvaScience, Inc. and the effectiveness of internal control over financial reporting of OvaScience Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
November 6, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm